Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-181540, as amended) of Diana Shipping Inc. and in the related Prospectus of our reports dated March 24, 2015, with respect to the consolidated financial statements of Diana Shipping Inc., and the effectiveness of internal control over financial reporting of Diana Shipping Inc., included in this Annual report (Form 20-F) for the year ended December 31, 2014.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.

March 24, 2015
Athens, Greece